Huttig Building Products, Inc. Announces Third Quarter 2014 Results

Third Quarter Sales Increase 14% in 2014 From 2013

ST. LOUIS, MO -- (Marketwired - October 30, 2014) - Huttig Building Products, Inc. (Huttig, or the Company) (NASDAQ: HBP), a leading domestic distributor of millwork, building materials and wood products, today reported financial results for the third quarter ended September 30, 2014.

Operating Summary

  Net sales in the third quarter 2014 were $174.5 million, representing a 14% increase over prior year net sales of $153.3 million. Net sales for the first nine months were $478.5 million, representing a 12% increase over prior year net sales of $426.7 million.

  Income from continuing operations was $3.6 million in the third quarter 2014 compared to $3.2 million a year ago. Income from continuing operations for the first nine months was $6.2 million compared to $4.0 million a year ago.

  Net income in the third quarter 2014 was $3.5 million compared to $3.0 million a year ago. Net income for the first nine months was $2.7 million compared to net income of $3.6 million a year ago. Net income reflects year-to-date charges from discontinued operations of $3.5 million in 2014 compared to $0.4 million a year ago.

  Adjusted EBITDA was $5.3 million in the third quarter 2014 compared to $4.8 million a year ago. Adjusted EBITDA for the first nine months was $11.4 million compared to $8.9 million a year ago.

  Total available liquidity was $56.4 million at September 30, 2014 compared to $53.7 million a year ago.

"In the third quarter we generated strong revenue growth and are pleased to report our fourteenth consecutive quarter of improved income from continuing operations, excluding special significant items," said Jon Vrabely, Huttig's President and CEO. "The revenue growth is a result of continued modest improvement in the residential construction market combined with strong execution of our strategic growth initiatives. While we are pleased with our revenue growth of 14%, our flow through on increased revenues to income from continuing operations was negatively impacted by continued significant investments into our business to support our revenue growth, technology and customer service business initiatives. We believe these investments are necessary to capture growth opportunities today while also providing improved operating leverage on future revenue growth."

Balance Sheet

At September 30, 2014, Huttig had $0.9 million of cash and cash equivalents plus $55.5 million of excess availability under its credit facility for total available liquidity of $56.4 million. A year ago, Huttig had $3.0 million of cash and cash equivalents plus $50.7 million of excess availability under its credit facility for total available liquidity of $53.7 million. Total debt was $76.3 million and $62.4 million at September 30, 2014 and 2013, respectively.

Non-GAAP Financial Measures

Huttig supplements its reporting of net income with the non-GAAP measurement of Adjusted EBITDA. This supplemental information should not be considered in isolation or as a substitute for GAAP measurements. Additional information regarding Adjusted EBITDA referred to in this press release is included below under "Reconciliation of Non-GAAP Measures."

About Huttig

Huttig, currently in its 130th year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 27 distribution centers serving 41 states. The Company's wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward-Looking Statements

This press release contains forward-looking information as defined by the United States Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, include but are not limited, to changes relating to future financial performance, future growth in the housing market, distribution channels, sales, favorable supplier relationships, inventory levels, the ability to meet customer needs, enhanced competitive posture, obligations with respect to environmental remediation and financial impact of litigation or contingencies. Other important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission and in other reports filed by the Company with the Securities and Exchange Commission from time to time. For additional information, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

                      SUMMARY OF THIRD QUARTER RESULTS
                                (unaudited)
                    (In Millions, Except Per Share Data)

                                          Three Months Ended September 30,
                                         ----------------------------------
                                               2014              2013
                                         ----------------  ----------------
Net sales                                $  174.5   100.0% $  153.3   100.0%
Gross margin                             $   33.9    19.4% $   30.8    20.1%
Operating expenses                       $   29.7    17.0% $   27.0    17.6%
Operating income                         $    4.2     2.4% $    3.8     2.5%
Income from continuing operations        $    3.6     2.1% $    3.2     2.1%
Income from continuing operations per
 share - basic and diluted               $   0.14          $   0.13
Cash provided by operating activities    $   11.2          $    9.5

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (unaudited)
                    (In Millions, Except Per Share Data)

                                  Three Months Ended     Nine Months Ended
                                     September 30,         September 30,
                                 --------------------  --------------------
                                    2014       2013       2014       2013
                                 ---------  ---------  ---------  ---------
Net sales                        $   174.5  $   153.3  $   478.5  $   426.7
Cost of sales                        140.6      122.5      384.6      343.0
                                 ---------  ---------  ---------  ---------
  Gross margin                        33.9       30.8       93.9       83.7
Operating expenses                    29.7       27.0       85.8       77.7
                                 ---------  ---------  ---------  ---------
  Operating income                     4.2        3.8        8.1        6.0
Interest expense, net                  0.6        0.5        1.9        1.9
                                 ---------  ---------  ---------  ---------
Income from continuing
 operations before income taxes        3.6        3.3        6.2        4.1
Provision for income taxes               -        0.1          -        0.1
                                 ---------  ---------  ---------  ---------
Income from continuing
 operations                            3.6        3.2        6.2        4.0
Loss from discontinued
 operations, net of taxes             (0.1)      (0.2)      (3.5)      (0.4)
                                 ---------  ---------  ---------  ---------
Net income                       $     3.5  $     3.0  $     2.7  $     3.6
                                 =========  =========  =========  =========

Net income from continuing
 operations per share-basic and
 diluted                         $    0.14  $    0.13  $    0.25  $    0.16
Net loss from discontinued
 operations per share-basic and
 diluted                             (0.01)     (0.01)     (0.15)     (0.01)
Net income per share - basic and
 diluted                         $    0.13  $    0.12  $    0.11  $    0.15

Weighted average shares
 outstanding:
  Basic shares outstanding            23.6       22.9       23.5       22.7
  Diluted shares outstanding          23.6       22.9       23.5       22.8

                HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (unaudited)
                                (In Millions)

                                   September 30,  December 31, September 30,
                                        2014          2013          2013
                                   ------------- ------------- -------------

ASSETS
CURRENT ASSETS:
  Cash and equivalents             $         0.9 $         0.6 $         3.0
  Trade accounts receivable, net            71.1          44.3          60.6
  Inventories                               70.6          66.7          61.3
  Other current assets                       7.0           7.2           5.6
                                   ------------- ------------- -------------
    Total current assets                   149.6         118.8         130.5
                                   ------------- ------------- -------------

PROPERTY, PLANT AND EQUIPMENT:
  Land                                       4.3           4.3           4.3
  Buildings and improvements                25.2          24.2          24.1
  Machinery and equipment                   35.5          34.2          33.0
                                   ------------- ------------- -------------
    Gross property, plant and
     equipment                              65.0          62.7          61.4
  Less accumulated depreciation             48.2          46.1          45.4
                                   ------------- ------------- -------------
    Property, plant and equipment,
     net                                    16.8          16.6          16.0
                                   ------------- ------------- -------------

OTHER ASSETS:
  Goodwill                                   6.3           6.3           6.3
  Other                                      2.3           1.9           2.0
  Deferred income taxes                      7.5           7.9           7.2
                                   ------------- ------------- -------------
    Total other assets                      16.1          16.1          15.5
                                   ------------- ------------- -------------
TOTAL ASSETS                       $       182.5 $       151.5 $       162.0
                                   ============= ============= =============

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
             CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
                                (unaudited)
                      (In Millions, Except Share Data)

                                September 30,   December 31,  September 30,
                                     2014           2013           2013
                                -------------  -------------  -------------

LIABILITIES AND SHAREHOLDERS'
 EQUITY
CURRENT LIABILITIES:
  Current maturities of long-
   term debt                    $         0.6  $         1.2  $         0.3
  Trade accounts payable                 51.1           40.8           50.9
  Deferred income taxes                   7.5            7.9            7.2
  Accrued compensation                    4.3            3.5            3.9
  Other accrued liabilities              13.4           13.1           13.0
                                -------------  -------------  -------------
    Total current liabilities            76.9           66.5           75.3
                                -------------  -------------  -------------
NON-CURRENT LIABILITIES:
  Long-term debt, less current
   maturities                            75.7           60.8           62.1
  Other non-current liabilities           4.0            1.3            1.5
                                -------------  -------------  -------------
    Total non-current
     liabilities                         79.7           62.1           63.6
                                -------------  -------------  -------------

SHAREHOLDERS' EQUITY:
  Preferred shares; $.01 par
   (5,000,000 shares
   authorized)                              -              -              -
  Common shares; $.01 par
   (50,000,000 shares
   authorized: 24,569,920;
   24,317,192; and 24,314,942
   shares issued at September
   30, 2014, December 31, 2013
   and September 30, 2013,
   respectively)                          0.2            0.2            0.2
  Additional paid-in capital             40.1           39.8           39.6
  Accumulated deficit                   (14.4)         (17.1)         (16.7)
                                -------------  -------------  -------------
    Total shareholders' equity           25.9           22.9           23.1
                                -------------  -------------  -------------

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY           $       182.5  $       151.5  $       162.0
                                =============  =============  =============

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (unaudited)
                               (In Millions)

                                  Three Months Ended     Nine Months Ended
                                     September 30,         September 30,
                                 --------------------  --------------------
                                    2014       2013       2014       2013
                                 ---------  ---------  ---------  ---------
Cash Flows From Operating
 Activities:
  Net income                     $     3.5  $     3.0  $     2.7  $     3.6
  Adjustments to reconcile net
   income to net cash provided
   by (used in) operating
   activities:
    Net loss from discontinued
     operations                        0.1        0.2        3.5        0.4
    Depreciation and
     amortization                      0.8        0.7        2.3        2.1
    Non-cash interest expense          0.1        0.1        0.3        0.2
    Stock-based compensation           0.3        0.3        1.0        0.8
    Changes in operating assets
     and liabilities:
      Trade accounts receivable       (1.7)      (1.1)     (26.8)     (18.5)
      Inventories                      6.8       (2.6)      (3.9)      (6.3)
      Trade accounts payable          (0.9)       6.5       10.3       19.3
      Other                            2.2        2.4        0.3       (0.7)
                                 ---------  ---------  ---------  ---------
  Total cash provided by (used
   in) operating activities           11.2        9.5      (10.3)       0.9
                                 ---------  ---------  ---------  ---------
Cash Flows From Investing
 Activities:
  Capital expenditures                (0.6)      (0.2)      (1.5)      (1.5)
                                 ---------  ---------  ---------  ---------
    Total cash used in investing
     activities                       (0.6)      (0.2)      (1.5)      (1.5)
                                 ---------  ---------  ---------  ---------
Cash Flows From Financing
 Activities:
  (Payments) borrowings of debt,
   net                               (13.2)      (7.7)      12.9        1.7
  Repurchase shares of common
   stock                                 -          -       (0.8)      (0.4)
                                 ---------  ---------  ---------  ---------
    Total cash (used in)
     provided by financing
     activities                      (13.2)      (7.7)      12.1        1.3
                                 ---------  ---------  ---------  ---------
Net (decrease) increase in cash
 and equivalents                      (2.6)       1.6        0.3        0.7
Cash and equivalents, beginning
 of period                             3.5        1.4        0.6        2.3
                                 ---------  ---------  ---------  ---------
Cash and equivalents, end of
 period                          $     0.9  $     3.0  $     0.9  $     3.0
                                 =========  =========  =========  =========

Reconciliation of Non-GAAP Measures

The Company defines Adjusted EBITDA as net income adjusted for interest, income taxes, depreciation and amortization and other special significant items as listed in the table below.

We present Adjusted EBITDA because it is a primary measure used by management, and in our industry, to evaluate operating performance and enhances investors' overall understanding of the financial performance of our business. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors affecting the business other than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA (unaudited)

The following table presents a reconciliation of net income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented (in millions):

                                Three Months Ended       Nine Months Ended
                                   September 30,           September 30,
                              ----------------------  ----------------------
                                 2014        2013        2014        2013
                              ----------  ----------  ----------  ----------
Net income                    $      3.5  $      3.0  $      2.7  $      3.6
Discountinued operations             0.1         0.2         3.5         0.4
Interest expense, net                0.6         0.5         1.9         1.9
Provision for income taxes             -         0.1           -         0.1
Depreciation and amortization        0.8         0.7         2.3         2.1
Stock compensation expense           0.3         0.3         1.0         0.8
                              ----------  ----------  ----------  ----------
Adjusted EBITDA               $      5.3  $      4.8  $     11.4  $      8.9
                              ==========  ==========  ==========  ==========

For more information, contact:

Don Hake
investor@huttig.com